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EXHIBIT 10.120




                        PARTIAL HOSPITALIZATION AGREEMENT

                               CONTRACT AMENDMENT


THE CONTRACT AMENDMENT REPLACES THE AMENDMENT PREVIOUSLY SIGNED AND DATED 8/6/99 BY OPTIMUMCARE AND 8/5/99 BY HUNTINGTON BEACH HOSPITAL. THAT AMENDMENT IS DECLARED NULL AND VOID DUE TO A MATERIAL MISSTATEMENT OF FACT CONTAINED IN SAID AMENDMENT SECTION II(a) REGARDING PAYMENT.

This Contract Amendment effective this 1st day of August, 1999 ("Effective Date") is entered into by and between OptimumCare Corporation ("Manager") and Huntington Intercommunity Hospital d/b/a Humana Hospital Huntington Beach ("Original Hospital"), as assigned to Huntington Intercommunity Hospital d/b/a Huntington Beach Hospital ("Hospital") (collectively "Parties"). As of the date of said assignment, Hospital assumed capacity as named party to the Original Agreement, as defined below. To memorialize the same, as of the Effective Date hereof, the Parties hereby amend the PARTIAL HOSPITAL AGREEMENT by and between the Parties as defined therein ("Original Agreement") for the purpose of memorializing the assigned party as named party thereto, and for amending the rate structure thereunder. As a result of this Amendment, as of the Effective Date set forth above, the Original Agreement shall be amended as follows:

        I. The Preliminary Paragraph of the Original Agreement shall be deleted and replaced with the following:

               THIS Agreement is entered into as of this 1st day of October, 1992 by and between Huntington Intercommunity Hospital d/b/a Huntington Beach Hospital ("Hospital") and OptimumCare Corporation, a Delaware Corporation ("Manager").

        II. Article 4 of the Original Agreement shall be deleted and replaced with the following:


          (a) Hospital shall pay Manager a monthly fee for professional and administrative services rendered hereunder in the amount of Eighty-Three Thousand Dollars ($83,000.00) ("Monthly Fee"). Said Monthly fee shall include any and all services rendered by or through Manager, including but not limited to any and all costs associated with Medical Directors.

          (b) On or before the tenth (10th) day of each month, Manager shall submit to Hospital an invoice for services rendered the month prior. Said invoice shall deduct the amount of Eighty Five Dollars ($85.00) per partial hospitalization visit for all clinical appealed and denied admissions.

          (c) Hospital shall render Monthly Fees to Manager within Ten (10) days of its receipt of a completed and accurate invoice.


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Except as otherwise set forth above, all other terms and conditions of the
Original Agreement shall remain unchanged.

This Amendment is agreed to and entered into by the Parties, as evidenced by signatures below.




Manager                                    Hospital


By:    /s/ ED JOHNSON                      By:    /s/ CAROL FREEMAN
    ---------------------------------          ---------------------------------
        Ed Johnson                                  Carol Freeman

Its:    CEO                                Its:
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Date:   8/25/99                            Date:    8-25-99
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